Exhibit 7.03

URX ACQUISITION TRUST AGREEMENT
AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST made as of the 12th day of November, 2015 by and among KMJZ Investments, L.L.C., a Delaware limited liability company, Arbicha Investments, LLC, a California limited liability company, and Casa Vicente LLC, a Florida limited liability company, as the voting Trustees, and URX Acquisition Trustee, LLC, as the non-voting Trustee, hereunder.

Recitals

WHEREAS, this Trust has bee formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed on November 12, 2015 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1.1     Name. This Trust shall be known as the "URX Acquisition Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 1.2     Definitions. As used in this Declaration, the following terms shall have the following meanings:

The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Commission" shall mean the Securities and Exchange Commission.

"Declaration" shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

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"Delaware Statutory Trust Statute" shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. 3801, et. seq., as such Act may be amended from time to time.

"Delaware General Corporation Law" means the Delaware General Corporation Law, 8 Del. C. 100, et. seq., as amended from time to time.

"Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Sale of Synergy" shall mean a transaction (or series of related transactions) with one or more non-affiliates, pursuant to which such party or parties acquire (i) capital stock of Synergy or the surviving entity possessing the voting power to elect a majority of the board of directors of Synergy or the surviving entity (whether by merger, consolidation, sale or transfer of capital stock or otherwise); or (ii) all or substantially all of Synergy's assets determined on a consolidated basis; provided, however, that a transaction (or series of related transactions) pursuant to which the then-existing holders of Synergy's capital stock immediately prior to such transaction (or series of related transactions) continue to own, directly or indirectly, a majority of the outstanding shares of the capital stock of Synergy or such other resulting, surviving or combined company resulting from such transaction (or series of related transactions) shall not be deemed to be a Sale of Synergy.

"Shareholders" shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

"Shares" shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require. Notwithstanding anything to the contrary hereunder, Common Stock (as defined in Section 5.1(a)(i)) shall not have any voting or consent rights for any purpose hereunder.

"SPA" shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and among UrgentRx, the Trust, Jordan Eisenberg, the other shareholders of UrgentRx described therein, and Synergy.

"Synergy" shall mean Synergy CHC Corp., a Nevada corporation.

"Trust" shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

"Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

"Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office. For purposes of indemnification pursuant to ARTICLE W, Trustees shall also mean the members, partners, shareholders and beneficial owners of such Trustee.

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"UrgentRx" shall mean Breakthrough Products, Inc. d/b/a UrgentRx, a Delaware corporation.

ARTICLE II
Trustees

Section 2.1     Number and Qualification. The number of Trustees shall be four (4), consisting of three (3) voting Trustees and one (1) non-voting Trustee. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

Section 2.2     Term and Election. Each Trustee shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. Each of the three "groups" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of beneficial owners of the most Shares of Series C Preferred Stock (as defined in Section 5.1(a)(ii)) shall each be entitled to elect a voting Trustee. The three (3) voting Trustees are entitled to elect the non-voting Trustee.

Section 2.3     Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees, the President or the Secretary, if any, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the Shares of Series C Preferred Stock. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 2.4     Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the vacancy shall be filled by the persons entitled to elect such Trustee in accordance with Section 2.2. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.5     Meetings.

(a)          Meetings of the Trustees shall be held from time to time upon the call of any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the voting Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the voting Trustees present (a quorum being present) or without a meeting by written consent of a majority of the voting Trustees.

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(b)          Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

(c)          With respect to actions of the voting Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote.

(d)          All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.6     Trustee Action by Written Consent. Any action which may be taken by voting Trustees by vote may be taken without a meeting if that number of the voting Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 2.7     Officers. The voting Trustees may, but shall not be required to, elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

Powers and Duties of Trustees

Section 3.1     General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. Subject to Section 8.2, the Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2     Purpose. The Trust is established for the sole purpose of holding, collecting, and managing the purchase price consideration payable with respect to the shares of UrgentRX capital stock being sold to Synergy pursuant to the SPA (such purchase price consideration to include the Synergy shares described in the SPA and all dividends and distributions with respect thereto, and the royalty consideration described in the SPA), enforcing the rights of the Shareholders under the SPA, voting the Synergy shares and exercising all shareholder rights with respect thereto while being held by the Trust, payment of any expenses and any liabilities of the Shareholders under the SPA, and distributing the assets of the Trust to the Shareholders. The Trust shall not engage in any trade or business or in any other activity except as is necessary to accomplish the foregoing.

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Section 3.3     Legal Title. Legal title to all the Trust Property shall be vested in the Trust.

Section 3.4     Issuance and Repurchase of Shares. Except as set forth in the last sentence of this Section 3.4 and to give effect to the transaction described therein, the Trustees shall not have the power to sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in ARTICLE VII and ARTICLE VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law. Notwithstanding the foregoing, immediately upon the consummation of the transactions that are the subject of the SPA, the Trustees shall issue to each shareholder of UrgentRX who sold to Synergy, pursuant to the SPA, his, her, or its shares in UrgentRX, the same number and classification of Shares as were thereby sold to Synergy.

Section 3.5     Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The voting Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time.

Section 3.6     Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, [the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders].

Section 3.7     Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder. The Trust is hereby authorized to incur indebtedness to any of its Trustees for general working capital expenditures at an interest rate not to exceed ten percent (10%) per annum, and having such other terms as the voting Trustees see fit; provided, however, that any such indebtedness is hereby subordinated to any claims by Synergy for indemnification under the SPA.

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Section 3.8     Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) convert the Trust to a master-feeder structure; provided, however, the Trust obtains the approval of shareholders holding at least a majority of the Trust's Shares present at a meeting of Shareholders at which a quorum is present; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 3.9     Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

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ARTICLE IV

Limitations of Liability and Indemnification

Section 4.1     No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith or willful misfeasance for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 4.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 4.2     Mandatory Indemnification.

(a)          The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this ARTICLE IV by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance or (ii) bad faith of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)          Notwithstanding the foregoing, indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is not entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is not entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should not be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

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(c)          The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust if it is subsequently determined that the indemnitee is not entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have not been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, any statute, agreement, vote of stockholders or Trustees who are "disinterested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)          Subject to any limitations provided by this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

Section 4.3     No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 4.4     No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 4.5     Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

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ARTICLE V

Shares of Beneficial Interest

Section 5.1     Designations.

(a)          Subject to Section 5.1(b), the Trustees hereby adopt the following sections of the Third

Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Amendment thereto, of UrgentRx as in effect as of the date hereof, as the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Trust:

(i)       A. COMMON STOCK.

(ii)      B. PREFERRED STOCK, except for B.3. through B.9.

(iii)     Sections 1 and 2 of such Certificate of Amendment.

(b)          Notwithstanding the provisions of Section 5.1(a):

(i)       References to "Breakthrough Products, Inc." or the "Corporation" therein shall be deemed to refer to the Trust;

(ii)      References to "Directors" therein shall be deemed to refer to Trustees.

(iii)     All references to specific sections of the "General Corporation Law" shall be deemed to be deleted, and references to the "General Corporation Law" therein, shall be deemed to refer to the Delaware Statutory Trust Act.

Section 5.2 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.7, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 5.2 or as specified by the Trustees when creating the Shares, as in preferred shares).

Section 5.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

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Section 5.4     Issuance of Shares. In addition to the Shares being issued pursuant to the last sentence of Section 3.4, the Trustees, in their discretion but only to the extent necessary to give effect to the transaction described in the last sentence of Section 3.4, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 5.1, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine

Section 5.5     Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 5.6     Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 5.7     Transfer of Shares.

(a)          Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

(b)           Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

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Section 5.8     Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

ARTICLE VI
Custodians

Section 6.1     Appointment and Duties.

(a)          The non-voting Trustee shall serve as the custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, if any, including without limitation authority:

(i)       to hold the securities owned by the Trust and deliver the same upon written order;

(ii)      to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii)     to disburse such funds upon orders or vouchers;

(iv)     if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(v)     if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

(b)          The Trustees may also authorize such custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

Section 6.2     Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VII
Redemption

Section 7.1     Redemptions. The Shares of the Trust are not redeemable by the holders.

Section 7.2     Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the 11 provisions of the Code, other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

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ARTICLE VIII

Determination of Net Asset Value Net Income and Distributions

Section 8.1     Net Asset Value. The net asset value of the Trust shall be determined at such time or times on such days as the Trustees may determine The assets of the Trust shall be valued as follows:

(a)          Securities:

(i)       The market value of a security shall mean, as of any particular date, (A) the volume weighted average of the closing sales prices of such security for such day on all domestic securities exchanges on which such security may at the time be listed, (B) if there have been no sales of such security on any such exchange on any such day, the average of the highest bid and lowest asked prices for such security on all such exchanges at the end of such day, (C) if on any such day such security is not listed on a domestic securities exchange, the closing sales price of such security as quoted on the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system (the "OTC Bulletin Board"), the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (the "Pink OTC Markets") or similar quotation system or association for such day or (D) if there have been no sales of such security on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for such security quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined and (ii) "Business Day" means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York, are authorized or obligated by law or executive order to close; provided, that if such security is listed on any domestic securities exchange, the term "Business Day" as used in this Section 8.1(a)(i) means Business Days on which such exchange is open for trading.

(ii)      If at any time a security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the market value of such security shall be the fair market value per share as determined unanimously by the Trustees; provided, that if the Trustees are unable to agree on the market value per share of such security within 14 calendar days, such market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by a majority of the Trustees. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Trust.

(b)          The value of cash in hand or on deposit, bills and demand notes and accounts receivable, and prepaid expenses will be their face amounts. Cash dividends and interest accrued and not yet received shall be deemed to be the full amount thereof, unless it is unlikely to be paid or received in full, in which case the value thereof shall be arrived at after making such discounts as the Trustees, may consider appropriate to reflect the true value thereof.

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Section 8.2     Distributions to Shareholders.

(a)           Notwithstanding the provisions of the provisions of ARTICLE III or anything in this Declaration to the contrary, commencing on the earlier of a Sale of Synergy or the 3nd anniversary of the date hereof, the voting Trustees, may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trust as determined in accordance with Section 5.1. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof).

(b)           The Trust shall not make any distributions to the Shareholders prior to the earlier of a Sale of Synergy or the 3rd anniversary of the date hereof, except for deemed distributions pursuant to Section 8.2(f) or indemnity claims by Trustees pursuant to ARTICLE IV.

(c)           Distributions pursuant to this Section 8.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the voting Trustees shall determine and specify.

(d)          The voting Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as it otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(e)          Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the voting Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

(f)           To the extent that the Trust makes payment of any expenses, liabilities or indemnity claims to Synergy under the SPA, in connection with any Shareholder's liability thereunder, severally and not jointly, then such payments shall be deemed to be advance distributions to such Shareholder made pursuant to Section 5.1.

ARTICLE IX

Limited Term of Existence; Termination of Trust; Amendment; Mergers, Etc.

Section 9.1     Limited Term of Existence.

(a)          The Trust created hereby shall have a limited period of existence and shall cease to exist at the close of business on November 12, 2022 (the "Termination Date"), except that the Trust shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. After the close of business on the Termination Date, if the Trust has not liquidated and wound up its business and affairs, the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

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(b)           After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(c)            After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 9.2     Termination.

(a)          Prior to the Termination Date, the Trust may be dissolved only upon approval of not less than eighty percent (80%) of the Shares; provided that no dissolution may occur prior to the earlier of a Sale of Synergy or the 3rd anniversary of the date hereof. Upon the dissolution of the Trust:

(i)       The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)      The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as required to open-end the Trust.

(iii)     After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)          After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees or an authorized officer of the Trust shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

(c)          The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time preceding the anticipated termination date of the Trust (including the Termination Date), which plan of liquidation may set forth the terms and conditions for implementing the termination of the Trust's existence under this ARTICLE IX. Shareholders of the Trust shall not be entitled to vote on or consent to the adoption of any such plan or the termination of the Trust's existence under this ARTICLE IX.

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Section 9.3     Amendment Procedure.

(a)          Except as provided in Section 9.3(b), this Declaration may be amended, after a majority of the Trustees have approved a resolution therefor, and only upon approval of not less than eighty percent (80%) of the Shares. The Trustees also may amend this Declaration without any vote of Shareholders of any class or series to change the name of the Trust or any class or series of Shares, to make any change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, or to conform this Declaration to the requirements of any applicable federal laws or regulations, but the Trustees shall not be liable for failing to do so. Notwithstanding the foregoing or anything to the contrary in this Declaration, no amendment may be made to Section 8.2(a), Section 8.2(b) or Section 9.2(a) prior to the earlier of a Sale of Synergy or the 3rd anniversary of the date hereof.

(b)           No amendment may be made to Section 4.1, Section 4.2, Section 9.2(a), or this Section 9.3, of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)          An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

Section 9.4     Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over any or all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

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ARTICLE X
Miscellaneous

Section 10.1     Filing.

(a)          This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b)          The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

Section 10.2     Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be the non-voting Trustee. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

Section 10.3     Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the Delaware General Corporation Law as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

Section 10.4     Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.5     Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, or (f) the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 10.6     Provisions in Conflict with Law or Regulation.

(a)          The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)          If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

[Signature page follows.]

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